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                                                EXHIBIT 11

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                                        Falcon Products, Inc. and Subsidiaries
                                        --------------------------------------

                                          COMPUTATION OF EARNINGS PER SHARE
                                                    (Unaudited)
(In thousands, except share and per share amounts)                       Thirteen Weeks                  Thirty-Nine Weeks
                                                                             Ended                            Ended
                                                                    ------------------------         ------------------------
                                                                    July 31,       August 1,         July 31,       August 1,
                                                                      1999           1998              1999           1998
                                                                    --------       ---------         --------       ---------
Baic Earnings Per Share:
------------------------

Average number of common shares outstanding                           8,698          9,058             8,865          9,199

Net earnings                                                        $(6,229)        $  216           $(2,394)        $3,836
                                                                    =======         ======           =======         ======

Earnings per share                                                  $ (0.72)        $ 0.02           $ (0.27)        $ 0.41
                                                                    =======         ======           =======         ======


Diluted Earnings Per Share:

Average number of common shares outstanding                           8,697          9,058             8,865          9,199

Assumed exercise of options
   (treasury stock method)                                               81            124                72            143
                                                                    -------         ------           -------         ------

Shares for diluted computation                                        8,779          9,182             8,938          9,342
                                                                    =======         ======           =======         ======

Net earnings                                                        $(6,229)        $  216           $(2,394)        $3,836
                                                                    =======         ======           =======         ======

Earnings per share                                                  $ (0.71)        $ 0.02           $ (0.27)        $ 0.41
                                                                    =======         ======           =======         ======

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